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EXHIBIT 10.25.6


                           Stock Purchase Agreement

     This Stock Purchase Agreement (the "Agreement") is entered into as of this 24th day of March, 2000 (the "Effective Date"), by and between Silver Diner, Inc., a Delaware corporation ("SDI") and its wholly-owned subsidiary Silver Diner Development, Inc., a Virginia corporation (both corporations being collectively referred to herein, unless the context otherwise requires, as "Silver Diner") and Jon Abbott (the "Employee").

     1.   SDI Stock Investment.

     The Employee shall be obligated (i) on the Effective Date to purchase shares of Common Stock from SDI for $27,500 (the 'First Shares"), and (ii) on the 90th day following the Effective Date to purchase shares of Common Stock in SDI for $22,500 (the "Second Shares") as follows:

          (a) Shares. The Employee shall be required to purchase $50,000 of shares of Common Stock (the "Shares") from SDI at a price equal to 50% of the closing price of the shares of Common Stock on the NASDAQ National Market System on the day immediately preceding the Effective Date (the "Closing Price").

          (b) Payment. The Employee shall pay the purchase price for the First Shares in cash on the Effective Date, without using the First Shares as collateral (except as set forth in Section 1(d) below) or otherwise margining the First Shares. The Employee shall pay the purchase price for the Second Shares in cash ninety (90) days following the Effective Date; provided, however, that the Employee, in his discretion, may pledge the Second Shares to a lender as collateral if the Employee finances his purchase of the Second Shares through a loan from such lender.

          (c) SDI Repurchase Right. SDI shall have the option, but not the obligation, to purchase the Shares at any time during the sixty (60) day period following Termination of this Agreement (except if Termination is by reason of death or disability as provided below) if Termination occurs at any time prior to the third year following the Effective Date, on payment to the Employee of the amount originally paid by the Employee to SDI to acquire such shares from SDI without payment of any premium or interest. If there is a change of control of SDI or SDI goes private during the period ending three (3) years after the Effective Date, then, at Employee's option, SDI shall repurchase the Shares at the original purchase price for such shares paid by the Employee.

          (d) Pledge of First Shares. The First Shares shall be pledged by the Employee to SDI as collateral for repayment of a certain loan in a maximum amount of $32,500 made or to be made by SDI to the Employee to cover Employee's costs of relocating as set forth in the Employment Agreement between SDI and the Employee of even date herewith (the "Loan"), which Loan shall be secured by a non-interest bearing note in favor of SDI. In the
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event of Employee's Termination prior to December 31, 2001 (except if
Termination is by reason of death or disability as provided below) and the Loan has not been repaid within thirty (30) days after such Termination, the First Shares shall be forfeited to SDI up to the outstanding amount of the Loan, using the actual price paid by the Employee per Share in determining the value and number of Shares to be forfeited by the Employee.

          (e) Bank Loan Default. If the Employee borrows money from a bank for all or part of the purchase price for his purchase of the Second Shares, which bank loan is secured by a pledge of all of such purchased shares, and the Employee defaults on such bank loan, the bank shall have the right to send notice of such default to SDI and request that SDI repurchase the pledged shares. SDI shall have the right, but not the obligation, during the ten (10) day period following receipt of such notice and request from the bank to repurchase the pledged shares in cash in the amount originally paid by the Employee to SDI, without payment of any premium or interest. If SDI does not exercise such repurchase right, the bank may dispose of the pledged shares free of any restrictions on transferability other than under applicable federal and state securities laws.

          (f) Transfer Restrictions; Liens. All shares of Common Stock acquired by the Employee pursuant to Section 1(a) (Shares) shall be subject to the provisions of Sections 1(c) (SDI Repurchase Right), 1(d) (Pledge of First Shares), 1(e) (Bank Loan Default), 2(a) (Stock Transfer Restrictions), 2(b) (Stock Dividends, etc.), 2(d) (Legends) and 2(e) (Escrow of Shares of Common Stock) for a period terminating three years following the Effective Date (the "Vesting Date").

Stock Transfer Restrictions, Vesting; Legends.

          (a) Stock Transfer Restrictions. The Employee agrees that until the Vesting Date occurs with respect to the Shares acquired pursuant to Section 1(a), he shall not, directly or indirectly, sell, assign, transfer, convey, give, bequeath, grant a security interest in, otherwise encumber (other than to SDI as provided herein), make a short sale of, loan, grant any option for the purchase of, or otherwise dispose of, voluntarily or involuntarily, the Shares and any such transfer or attempted transfer shall be void; provided, however,
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that all provisions of this Section 2(a) shall terminate (i) immediately in the event of the Employee's death and (ii) on Termination by SDI in the event of the Employee's disability.

          (b) Stock Dividends, Splits, Reclassifications and Subdivisions. In the event that SDI, or any successor entity, declares a dividend or makes a distribution on the Common Stock payable in securities or subdivides or reclassifies the Common Stock or reorganizes, consolidates, or merges with or into any other legal entity, then any securities issued as a result of any such event shall be deemed to constitute part of the shares of Common Stock sold to the Employee and shall be subject to the terms of this Agreement as if they were the Shares.

          (d) Legends. Each certificate representing the Shares issued pursuant to this Agreement shall conspicuously bear a legend in substantially the following form:

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          "THE TRANSFER OF THE COMMON STOCK (BY SALES, TRANSFER, CONVEYANCE,
          GIFT, BEQUEST, HYPOTHECATION, PLEDGE OR OTHERWISE) REPRESENTED BY THIS CERTIFICATE IS RESTRICTED AND THE SHARES OF COMMON STOCK ARE, PURSUANT TO THE TERMS OF AN AGREEMENT TO WHICH THE CORPORATION IS A PARTY, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, SUBJECT EITHER (I) TO THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES FOR CASH AT A PRICE SUBSTANTIALLY LESS THAN THE PRICE AT WHICH THE SHARES OF COMMON STOCK MAY BE TRADING, OR (II) TO FORFEITURE WITHOUT PAYMENT OF ANY CONSIDERATION AND THE CORPORATION HAS A LIEN ON THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE TO ENSURE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS THERE UNDER. A COPY OF THE AGREEMENT IS ON FILE AT THE CORPORATION'S OFFICE."

          (e) Escrow of Shares of Common Stock. Each First Share issued to the Employee, and each Second Share issued to the Employee and not otherwise pledged to and held by a lender pursuant to Section 1(b), will be held in escrow for the benefit of the Employee by the law firm of Arent Fox Kintner Plotkin & Kahn, PLLC or such other escrow agent as may be designated by SDI from time to time, until the restrictions relating to such share of Common Stock have been eliminated. If any shares of Common Stock are pledged as collateral for a loan used to purchase such shares of Common Stock pursuant to Section 1(b), and if such shares of Common Stock are released from collateral during the restriction period relating to such shares, then upon their release from collateral, such shares shall be delivered to the escrow agent described above for the duration of such restriction period. In the event that a forfeiture of a share of Common Stock arises under Section 1(d), the forfeited shares shall be released from escrow and delivered to SDI. In the event the restriction period with respect to a share of Common Stock lapses prior to any forfeiture of such share, the share of Common Stock shall be released from escrow and delivered directly to the Employee.

     3.   Termination.

          (a) Termination by Silver Diner or by the Employee. SDI reserves the right to terminate the services of the Employee and, except as provided in
Section 3(c), all obligations and liabilities under this Agreement at any time for any reason in its sole and absolute discretion and with or without cause. The Employee reserves the right to resign and terminate, except as provided in
Section 3(c), all obligations and liabilities under this Agreement at any time for any reason in his/her sole and absolute discretion and with or without cause.

          (b) Effects of Termination. As used in this Agreement, "Termination" shall mean termination pursuant to this Section 3.

               (i) Following Termination for any reason, other than death or the determination by SDI of disability, the shares of Common Stock purchased by the Employee

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pursuant to Section 1 shall be subject to SDI's option, but not obligation, to purchase or redeem such shares as provided in Section 1(c) (Termination) and 1(e) (Bank Loan Default).

               (ii) Following Termination for death or the determination by SDI of disability, the Employee, and in the event of death, the representative of the Employee, all shares of SDI Common Stock issued to the Employee pursuant to Sections 1(a) shall become fully vested and free and clear of any and all liens, claims or restrictions arising under or by virtue of this Agreement.

               (iii) Following Termination for any reason, the provisions of Sections 4 through 15 shall remain in full force and effect.

          (c) Employment at Will. Nothing contained in this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, on the part of SDI to employ the Employee for any specific period of time or create any obligation or liability other than as specifically set forth herein and employment of the Employee is and shall remain an employment at will.

     4.   Enforcement Costs.

     If any legal action or other proceeding is brought for the enforcement of any right provided for in this Agreement, or because of an alleged dispute or breach in connection with any provisions of any right provided for in this Agreement, the party who shall substantially prevail shall be entitled to recover from the other party all reasonable attorneys' fees, court costs and all expenses (even if not taxable as court costs), including, without limitation, all such fees, costs and expenses incident to appeals, incurred in connection with such action or proceeding, in addition to any other relief to which the party may be entitled.

     5.   Withholding of Taxes.

     SDI shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld, including any withholding required on expiration of the restrictions imposed on the shares of Common Stock sold to the Employee pursuant to the provisions of this Agreement.

     6.   Term.

     The Term of this Agreement shall be three (3) years from the Effective Date except that the provisions of Sections 4-15 shall survive the Term.

     7.   Applicable Law and Venue.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of any legal or equitable action arising under this Agreement, the

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parties agree that the jurisdiction and venue of such action shall lie exclusively within either the state courts of Maryland located in Montgomery County or the United States District Court for the District of Maryland in Prince George's County, Maryland, and the parties do hereby waive any other jurisdiction and venue.

     8.   Assignment Prohibited.

     This Agreement is personal to the Employee and he may not assign or alienate any of his/her obligations under this Agreement without the written consent of SDI. This Agreement shall be binding upon and its successors and assigns.

     9.   Severability.

     If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

     10.  Waivers.

     The failure or delay of either party at any time to require performance by the other of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on either party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     11.  Remedies Cumulative.

     No remedy conferred upon any party pursuant to this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     12.  Waiver of Jury Trial.

     The parties hereto hereby irrevocably covenant and agree not to elect a trial by jury of any issues triable by a jury and waive any right to trial by jury fully to the extent any such right should now or hereafter exist. This waiver of right to a trial by jury is separately given, knowingly and voluntarily but the Employee and SDI and this waiver is intended to incorporate individually each instance and each issue as to which the right to a trial by jury would otherwise occur.

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     13.  Entire Agreement; Amendments.

     This Agreement incorporates the entire agreement between the parties with respect to the subject matter of the Agreement, and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the parties with respect to employment, compensation and benefits and no change or modification shall be valid unless made in writing and signed by both the parties.

     14.  Notices.

     All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be (a) delivered personally, (b) by overnight courier, (c) transmitted by telecopier, or (d) by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Silver Diner:

               Silver Diner, Inc.
               11806 Rockville Pike
               Rockville, Maryland 20852
               Attention: President

          (b) if to the Employee at the address maintained by Silver Diner for the Employee.

     15. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties hereto need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    Silver Diner, Inc.

                                    Silver Diner Development, Inc.


Date: __________________            By: _______________________________
                                          Robert T. Giaimo, President


Date: __________________            By: _______________________________
                                          Jon Abbott, Employee

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